EXHIBIT 99.1

NATIONAL HOLDINGS COMPLETES EQUITY FINANCING LED BY OPUSPOINT PARTNERS

Parties to enter into a Strategic Alliance

Michael S. Weiss to be appointed as Chairman of the Board

New York, New York, October 6, 2010 -- National Holdings Corporation (OTCBB: NHLD.OB) (the “Company”), a full service investment banking company operating through its wholly-owned subsidiaries, today announced the completion of a $3 million equity investment into the Company from an investment group led by OpusPoint Partners (“OpusPoint”).  In connection with the investment, the Company will enter into a joint venture with OpusPoint to create a new boutique investment banking business that will leverage the resources of both companies.  It is expected that the new business will be named “OPN Capital Markets.”

The investment was structured in the form of units, consisting of convertible preferred shares of the Company, convertible at $0.50 per share, and an equal number of warrants with a $0.50 exercise price.  The use of proceeds of the financing will be to augment the net capital of the Company’s broker-dealer subsidiaries, fund the growth of the business, fund the development of OPN Capital Markets, and for general working capital.  Michael S. Weiss, a principal of Opus Point Partners, will become non-executive Chairman of the Company’s Board of Directors.  As part of this transaction, Paul Coviello, CEO of Linden Asset Management, Inc., who also participated in this round of financing through Linden Growth Partners LP, has joined the Board of Directors.

Michael S. Weiss earned his J.D. from Columbia Law School and his B.S. in Finance from The University at Albany.  He began his professional career as a lawyer at Cravath, Swaine & Moore.  In 1999, Mr. Weiss founded ACCESS Oncology which was later acquired by Keryx Biopharmaceuticals (NASDAQ: KERX) in 2004.  Following the merger, Mr. Weiss remained as Chairman & CEO of Keryx and grew Keryx to close to a $1BB market capitalization company at its peak.  During his tenure at Keryx, Mr. Weiss acquired both of Keryx’s current Phase 3 drugs, raised over $150MM in equity capital through public and private offerings to institutional investors and executed over $100MM in strategic alliances.  Such funds and fiscal discipline enforced by Mr. Weiss enabled Keryx to sustain itself through the economic turmoil of 2008-2009 without the need to conduct dilutive financings, as was the case for many emerging companies.  Prior to founding ACCESS Oncology, Mr. Weiss was an investment banker and fund manager in New York City focused on biotech and life sciences.

Paul Coviello, CFP, CTFA, holds a Bachelors degree in Economics from Wilkes University, attended the graduate economics program at State University of New York and completed Harvard Business School’s Private Equity and Venture Capital Program.  He is founder and CEO of Linden Asset Management, Inc. and has been in the investment advisory business for approximately 30 years.  He organized Linden Growth Partners LP, Linden Global Partners Ltd. and Linden Community Bancshares, LP.  In 2001, he participated in the organization of Landmark Bank and currently serves on its Board of Directors.

“We are excited to become a significant shareholder of National, which is a top 40 financial services firm nationwide but has remained relatively unknown and we believe extremely undervalued.  With over $100 million in revenues and over 700 independent brokers and advisors, we believe that National is well positioned to take advantage of many strategic opportunities that currently exist in the financial services industry,”  said Michael S. Weiss, who continued, “one of the strategic priorities for National is to create a top tier investment banking presence and OpusPoint looks forward to helping them build their first fully-integrated vertical in healthcare and life sciences through our joint venture.”

“We are very pleased to close on this capital infusion which solidifies our balance sheet.  We believe OpusPoint’s investment in National and participation in our new investment banking alliance will significantly increase the value of National for our shareholders,” stated Mark Goldwasser, Chief Executive Officer of the Company, who continued, “We also believe that this new equity infusion will be a catalyst to attract additional growth capital so we can continue to pursue strategic and consolidation opportunities to accelerate our overall growth strategy and to grow and diversify our revenue base.”

“We look forward to Michael joining us as Chairman and believe that having him as our new Chairman and OpusPoint as our strategic partner will provide tremendous momentum for the Company to push forward and achieve its strategic objectives.  Mike has operated and raised significant capital for high growth businesses in the past and we look forward to his input, energy and enthusiasm for National and our new joint venture, OPN Capital Markets,” stated Leonard J. Sokolow, President and Vice Chairman.

About National Holdings Corporation
National Holdings Corporation is a holding company for National Securities Corporation, vFinance Investments, Inc., EquityStation, Inc., National Asset Management, Inc., and National Insurance Corporation. National Securities, vFinance and EquityStation are broker-dealers registered with the SEC, and members of FINRA and SIPC. vFinance is also a member of the NFA. The three principal lines of business of the broker-dealers are offering full service retail brokerage; providing investment banking, merger, acquisition and advisory services to micro, small and mid-cap high growth companies; and trading securities, including making markets in over 4,000 micro and small-cap stock, distributing direct market access platforms, and providing liquidity in the United States Treasury marketplace. National Asset Management is a federally-registered investment advisor. National Insurance provides a full array of fixed insurance products to its clients. For more information, please visit our websites at www.nationalsecurities.com and www.vfinance.com.

About Opus Point Partners
Opus Point Partners is an investment and advisory firm dedicated to investing in innovations in healthcare and life sciences.  For more information, please visit their website at www.opuspointpartners.com

Safe Harbor Statements
This release contains forward-looking statements within the meaning of the federal securities laws. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve significant risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Information on significant potential risks and uncertainties that may also cause differences include, but is not limited to, those mentioned by National Holdings from time to time in their filings with the SEC. The words “may,” “will,” “believe,” “estimate,” “expect,” “plan,” “intend,” “project,” “anticipate,” “could,” “would,” “should,” “seek,” “continue,” “pursue” and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates on which they were made. National Holdings undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may be disclosed from time to time in our SEC filings or otherwise, including the factors discussed in Item 1A, Risk Factors, of our Annual Report on Form 10-K and in or periodic reports on Form 10-Q, and, therefore, readers should not place undue reliance on these forward-looking statements.  Actual results, including, without limitations, the results of National Holdings’ strategic initiatives, may differ significantly than those anticipated in forward looking statements.  National Holdings undertakes no duty to update these forward-looking statements, except as required by law.

MEDIA CONTACTS:

National Holdings Corporation:
Sue Yap
Director, Marketing and Corporate Communications
Tel: 561-981-1077

Opus Point Partners:
Jenna Bosco
Investor Relations
Tel:  212-554-4351